UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2016

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Lennox International Inc. (the “Company”) is filing the Underwriting Agreement, dated as of October 25, 2016, by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell $350 million of 3.000% notes due 2023. The notes will be guaranteed on a senior unsecured basis by certain of the Company’s subsidiaries. The notes will be issued on or about November 3, 2016, subject to the satisfaction of customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of October 25, 2016, by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ John D. Torres
Name: John D. Torres
Title: Executive Vice President, Chief Legal Officer
and Corporate Secretary

Dated: October 26, 2016

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of October 25, 2016, by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein